JAMES M. LAGANKE PC.
202 E EARLL, #340                 U.S. BANKRUPTCY COURT SEAL AFFIXED
PHOENIX,ARIZONA 85012
(602)279-6399                     I HEREBY CERTIFY THAT THE ANNEXED INSTRUMENT
FAX (602)279-5509                 IS A TRUE AND CORRECT COPY OF THE ORIGINAL
                                  ON FILE IN THE OFFICE OF THE BANKRUPTCY CLERK.

James M LaGanke/SBN 006913        DATED: 7/22/98       /s/
Attorney for the Debtors                 ---------------------------------------
                                                 AUTHORIZED DEPUTY CLERK

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISIRICT OF ARIZONA

IN RC:                            NO. 96-09598-PHX-GBN
CENTURY PACIF1C GLOBAL                CHAPTER II PROCEEDING
COMMERCE, LTD.,


             DEBTOR.

IN RE:                            NO. 96-00935-PHX-RTB

CENTURY PACIFIC CORORATION,       CHAPTER 11 PROCEEDING

             Debtor.              ORDER CONFIRMING DEBTOR'S
                                  AMENDED JOINT PLAN OF
                                  REORGANIZATION

                                  HEARING DATE:   JULY 22, 1998
                                  HEARING TIME:   1:30 P.M.

     This matter came before the Court on July22. 1998, for a confirmation hearing on the Debtors Amended Joint Plan of Reorganization (as modified) (the "Plan"), which was approved by the Court on JULY 18, 1998. Unless stated otherwise. all terms defined in the Plan will have that same meanings when used in this Order. with respect to the Plan the Court finds and concludes as follows: 1. By an Order dated June 18, 1998, the Court approved the Debtors' Disc!osure Statement (the "Disclosure Statement") related to the First Amended and Modified Joint Plan alter circulation of the Disclosure Statement and Plan to the United States Trustee and the Securities Exchange Commission whose comments were resolved in the approved Disclosure Statement, said Order fixed the procedures related to the solicitation of votes on the Plan. Following the Court's entry of the Order approving the Disclosure Statement plan solicitation packages. Including the Disclosure Statement, were timely transmitted to the creditors and other interested parties in accordance with Bankruptcy Rule 307(d) and other applicable procedural rules.

- Voting on the Joint Plan is summarized in the "BALLOT REPORT" (the "Ballot Report") filed by the Debtors with the Court on July 21, 1998. Each class of creditors accepted the plan in the requisite percentages and the Plan is fully consensual except for the objection filed by Terry A. Dake.

     3. Only one objection to the Joint Plan was filed. The objection was filed by Terry A. Dake, attorney for the trustee of the Century Pacific Global Commerce, Ltd. Debtor seeking that the Plan not be confirmed unless arrangements for payment of his attorney's fee be made. The modifications provide for payment to Mr. Dake satisfying the condition established by the objection. The court finds that the Plan attached hereto, being the First Amended Joint Plan as modified, has been accepted and approved by Mr. Dake and that Mr. Dake's objection is deemed withdrawn in favor of the First Amended Joint Plan as modified.

- At the confirmation hearing. The Debtors gave notice of the modifications to the Plan.

- On July 22, 1998, the Court conducted the confirmation hearing on the Joint Plan (as modified), at which time the Court considered all pleadings and other documents related to plan confirmation, including but not limited to:
     (I) the Plan terms as modified in the First Amended Joint Plan, as modified, and as attached hereto as Exhibit I; (ii) the objection of Mr. Dake; and (iii) oral argument by counsel and parties in interest appearing at the confirmation hearing. The Court also considered any prior testimony, evidence and motions that have been presented or filed in these cases, and the entire record before the Court.

     6. The Court expressly finds and concludes that modifications to the Plan attached hereto as Exhibit I do not materially or adversely change the treatment of any creditor or party-in-interest who has previously cast a ballot to either accept or reject the Plan and that the principal purpose of the

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
modifications to the Joint Plan is to pay administrative expenses for which the Debtors have no funds and to satisfy the objection filed by Mr. Dake and the objection that would otherwise have been filed by Mr. LaGanke.. Accordingly, no further disclosure of information solicitation of creditors and parties in interest, or voting is required with respect to the modifications of the First Amended Joint Plan, as modified, and attached hereto as Exhibit "I." The term "plan" used in thus Order shall hereinafter include the First Amended Joint Plan as modified by this Order and as attached hereto.

     7. Confirmation of the Plan is a core proceeding under 28 U.S.C. ss.l57(b)(2). Pursuant to U.S.C. ss.l57(b)(2) and 1334, this Court has the jurisdiction to enter a final order confirming the Plan.

     8. The Plan and this Court's hearing thereon were filed in good faith, duly and properly noticed to all creditors and parties in interest in the Debtors' Chapter II cases. The Court has determined that the Plan (as modified and attached hereto as Exhibit "1") satisfies the requirements for confirmation set forth in the Bankruptcy Code ~l 129(a) through (d).

     Based on the foregoing findings and conclusions and the entire record before the Court and good cause appearing.

     IT IS HEREBY ORDERED as follows:

     A. The plan, attached hereto as Exhibit 1, shall be, and hereby is, confirmed pursuant to Bankruptcy Code ss.1129 and the modifications contained in Exhibit 1 shall be, and hereby are, expressly approved as part of said confirmation.

     B. All objections to confirmation of the Plan that have not been withdrawn, waived, or settled (if any), shall be, and hereby are, overruled on the merits.

     C. The Debtors and all other necessary parties are authorized, empowered, and directed, without further Order of this Court and pursuant to Bankruptcy Code ss.ss. 1142 and 1145, to execute and deliver any instrument, any shares of free trading stock pursuant to paragraph VF) of the Plan any

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
          deed of trust. Security agreement or other document, and to perform any act, that is necessary, desirable, or required for the consummation of the Plan. Pursuant to Bankruptcy Code ss.1141, and except as otherwise provided in the Plan or this Order, entry of this Order discharges any and an Claims against the Debtors, including, but not limited to, any Claim which arose at any time before the entry of the Order and any Claim of a kind described in Bankruptcy Code ss.502(g), (h) and (I). On and after the Confirmation Date, and as to every discharged Claim, every holder of a Claim shall be precluded from asserting against the Debtors, and any assets of the Debtors, any such discharged Claim and any rights, remedies, demands, damages, or liabilities of any kind arising from or related to any such discharged Claim. Debtors as used in this paragraph of this order includes all successors.

     D. Congress has amended the Bankruptcy Code requiring Chapter II debtors fees to the Office of the U.S. Trustee after confirmation of a plan of reorganization. The Debtors shall be, and hereby are, directed to continue paying in cash the U.S. Trustee fees from and after the Confirmation Date as such fees become due until lie Debtors' cases are closed

     E.   This Court shall retain  jurisdiction  in accordance with the terms of
          Article 10 of the Plan. This retention of jurisdiction shall not. And does not, affect the finality of this Order. The Court hereby expressly directs that this Order shall be entered forthwith and shall be effective immediately.

     DATED this 22 day of July 1998.



                                             /s/ Redfield T. Baum
                                             -----------------------------------
                                             THE HONORABLE REDFIBLD T. BAUM
                                             UNITED STATES BANKRUPTCY JUDGE

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
     DATED: July 22 , 1998


     JAMES M. LAGANKE, PC                 CENTURY PACIFIC CORPORATION, AKA
     202 E. Earll Dr.                     CENTURY PACIFIC FINANCIAL
     Suite 34O                            CORPORATION


                                          By /s/ Carlton V. Phillips
                                             -------------------------------
                                             Carlton V. Phillips, President



/s/ James M. LaGanke
------------------------------
James M. LaGanke


                                           CENTURY PACIFIC GLOBAL COMMERCE, LTD.


                                           By /s/ Ronald E. Warnicke
                                              ----------------------------------

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